FOR IMMEDIATE RELEASE

Contact: Tom Hoyer Executive Vice President, Chief Financial Officer (954) 759-6991	John Scherer Vice President, Treasurer (954) 760-6556

NATIONSRENT THIRD QUARTER 2005 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – November 17, 2005 – As announced on November 14, 2005, NationsRent Companies, Inc. will hold a conference call to discuss its third quarter financial results and general business conditions on Friday, November 18, 2005 at 2:00 p.m. Eastern Time (ET). The Company filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2005 with the Securities and Exchange Commission (SEC) on November 14, 2005.

The conference call will include a discussion of earnings before interest, taxes, depreciation, amortization and reorganization items including the reversal of pre-petition tax liabilities (defined herein as “EBITDA”), which is a non-GAAP financial measure of operating results. The table below provides a reconciliation between net income or loss and EBITDA for the periods indicated:

Non-GAAP Disclosure Reconciliation

($ in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$18.1	$14.1	$10.5	$(5.0)
Reorganization items, net and reversal
of pre-petition tax liabilities	--	(0.9)	(0.3)	(0.9)
Interest expense, net	10.2	7.6	28.0	23.1
Provision for income taxes	0.3	--	0.3	--
Other depreciation and amortization	2.1	1.4	6.1	5.3
Non-cash restricted stock amortization	0.1	0.3	0.5	3.4
Rental equipment and vehicle depreciation	29.6	30.2	92.8	86.9

EBITDA	$60.4	$52.7	$137.9	$112.8

Our conference call will also include an update to our full-year EBITDA guidance. Primarily as a result of continued strong used rental equipment sales, we now expect fiscal year 2005 EBITDA will be at or around $190 million.

Management believes EBITDA is relevant and useful information that is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income or loss, cash flow provided or used by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

The conference call information is:
Date: Friday, November 18, 2005
Time: 2:00 p.m. (ET)
Dial-In Number: (877) 502-9276

Replays of the conference call can be accessed from 5:00 p.m. (ET) on November 23, 2005 through 11:59 p.m. (ET) November 27, 2005, by dialing (888) 203-1112 plus the pass code 9091458#.

NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the country’s leading full service equipment solutions providers, operating 268 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent stores offer a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company’s financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the Company’s high degree of leverage, management’s ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.